Exhibit 99.01

Glu Reports Second Quarter 2020 Financial Results

  Revenue up 40% year over year to $133.3 million
  Bookings grew 79% year over year to $182.0 million
  Record quarterly bookings from Design Home, Covet Fashion and Tap Sports Baseball
  Disney Sorcerer’s Arena generated $22.1 million in bookings
  Kim Kardashian: Hollywood grew 320% year over year to $20.1 million in bookings
  Cash of $283.1 million provides flexibility for organic and external growth opportunities
  Company raises 2020 full year bookings guidance to a range of $538 million to $548 million

SAN FRANCISCO--(BUSINESS WIRE)--August 4, 2020--Glu Mobile Inc. (NASDAQ: GLUU), a leading global developer and publisher of mobile games, today announced financial results for its second quarter ended June 30, 2020. The company also provided an outlook for its financial performance in the third quarter and raised its financial guidance for the full year 2020.

“The second quarter financial results were the best in Glu’s history,” said Nick Earl, Chief Executive Officer. “We saw record quarterly bookings in all three of our Growth Games and the continued resurgence of Kim Kardashian: Hollywood and Diner DASH Adventures. Additionally, our latest launch, Disney Sorcerer’s Arena, showed strength in its first full quarter. This progress reinforces our growth objective of stacking bookings that scale and increase profitability over time. Looking ahead, our focus is to continue to drive strong Growth Game performance through our live ops, develop our robust pipeline of new potential Growth Games, and strategically layer on accretive acquisitions.”

Second Quarter 2020 Financial Highlights:

	Three Months Ended
in millions, except per share data	June 30, 2020	June 30, 2019
Revenue	$133.3	$95.5
Gross margin	64.3%	64.6%
Net income/(loss)	($8.6)	$2.5
Net income/(loss) per share – basic	($0.05)	$0.02
Net income/(loss) per share – diluted	($0.05)	$0.02
Weighted-average common shares outstanding – basic	156.6	145.5
Weighted-average common shares outstanding – diluted	156.6	159.7
Cash generated from operations excluding royalty advances	23.7	$12.5
Cash paid for royalty advances that are included in cash used in operations	(9.8)	($3.2)
Cash and cash equivalents	$283.1	$99.5

Additional Financial Information
	Three Months Ended		Guidance provided for three months ended June 30, 2020
	June 30, 2020	June 30, 2019	Low	High
Bookings	$182.0	$101.9	$162.5	$167.5
Platform commissions, excluding any impact of deferred platform commissions *	$49.6	$26.7	$44.2	$45.6
Royalties, excluding any impact of deferred royalties*	$14.0	$7.3	$12.4	$12.7
Hosting costs	$2.1	$1.8	$2.3	$2.3
User acquisition and marketing expenses	$57.0	$30.1	$56.1	$56.1
Adjusted other operating expenses*	$35.9	$28.0	$37.0	$37.3
Depreciation	$1.4	$1.1	$1.5	$1.5
* Platform commissions, excluding any impact of deferred platform commissions, Royalties, excluding any impact of deferred royalties, and Adjusted other operating expenses are non-GAAP financial measures. These non-GAAP financial items should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial items to the most directly comparable financial items based on GAAP are provided in GAAP to Adjusted results reconciliation table.

Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer, stated, “In the second quarter, the positive player engagement and monetization trends we experienced in the prior quarter accelerated and drove significantly better than expected top and bottom-line results. We were able to achieve these results while investing in user acquisition to build a larger player base. Our strong free cash flow generation in 2020, plus our recent capital raise, provides us with the firepower and flexibility to pursue an expanded pool of acquisition opportunities. We expect to end the year with at least $325 million of cash and no debt. We will continue to balance incremental bottom line flow through with strategic investments that we expect will stack bookings and expand margins.”

Financial Outlook as of August 4, 2020:

Glu is providing its financial outlook for the third quarter of 2020 and updating guidance for the full year 2020 as follows:

Third Quarter 2020 Guidance:

in millions	Low	High
Bookings	$130.0	$135.0
Platform commissions, excluding any impact of deferred platform commissions	$35.6	$36.9
Royalties, excluding any impact of deferred royalties	$9.0	$9.3
Hosting costs	$2.1	$2.3
User acquisition and marketing expenses	$36.9	$37.9
Adjusted other operating expenses	$38.9	$39.1
Depreciation	$1.5	$1.5

Supplemental information:
Income tax	$3.4	$3.4
Stock-based compensation	$7.3	$7.3
Amortization of intangible assets	$0.9	$0.9
Weighted-average common shares outstanding – basic	171.6	171.6
Weighted-average common shares outstanding – diluted	185.1	185.1

Full Year 2020 Guidance:

in millions	Low	High
Bookings	$538.0	$548.0
Platform commissions, excluding any impact of deferred platform commissions	$146.3	$149.1
Royalties, excluding any impact of deferred royalties	$36.1	$36.7
Hosting costs	$7.8	$7.9
User acquisition and marketing expenses	$149.0	$153.0
Adjusted other operating expenses	$151.5	$152.0
Depreciation	$5.7	$5.7

Supplemental information:
Income tax	$1.3	$1.3
Stock-based compensation	$30.3	$30.3
Amortization of intangible assets	$3.3	$3.3
Weighted-average common shares outstanding – basic	162.7	162.7
Weighted-average common shares outstanding – diluted	175.2	175.2
Cash and cash equivalent balance	At least $325.0

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue and corresponding cost of revenue. The amount of Glu’s deferred revenue and cost of revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue, platform commissions and royalties by game and unpredictability of revenue from new game releases. Future changes in deferred revenue and deferred cost of revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP. Accordingly, Glu is unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure without unreasonable effort.

Quarterly Conference Call Information:

Glu will discuss its quarterly results via teleconference today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Please dial (866) 582-8907 (domestic), or (760) 298-5046 (international), with conference ID # 8084577 to access the conference call at least five minutes prior to the 2:00 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 5:00 p.m. Pacific Time, August 4, 2020, and 8:59 p.m. Pacific Time, August 11, 2020, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 8084577.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile) and the company twitter account (https://twitter.com/glumobile). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated bookings, platform commissions, excluding any impact of deferred platform commissions, royalties, excluding any impact of deferred royalties, and adjusted operating expenses. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred platform commissions;
  Change in deferred royalties;
  Amortization of intangible assets;
  Stock-based compensation expense;
  Transitional costs; and
  Litigation costs

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Financial Outlook as of August 4, 2020” (“Third Quarter 2020 Guidance,” “Full Year 2020 Guidance”), and the statements regarding our growth objective of stacking bookings that scale and increase profitability over time; that our focus is to continue to drive strong Growth Game performance through our live ops, develop our robust pipeline of new potential Growth Games, and strategically layer on accretive acquisitions; that our strong free cash flow generation in 2020, plus our recent capital raise, provides us with the firepower and flexibility to pursue an expanded pool of acquisition opportunities; that we expect to end the year with at least $325 million of cash and no debt; and that we will continue to balance incremental bottom line flow through with strategic investments that we expect will stack bookings and expand margins.

These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will be unable build successful Growth Games that provide predictable bookings and year over year growth; the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; the risks related to the COVID-19 pandemic; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on May 11, 2020 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ: GLUU) is a leading developer and publisher of mobile games. Founded in 2001, Glu is headquartered in San Francisco with additional locations in Foster City, Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Covet Fashion, Deer Hunter, Design Home, Diner DASH Adventures, Disney Sorcerer’s Arena, Kim Kardashian: Hollywood and MLB Tap Sports Baseball available worldwide on various platforms including the App Store and Google Play. For more information, visit www.glu.com or follow Glu on Twitter, Facebook and Instagram.

Covet Fashion, Deer Hunter, Design Home, Diner DASH, Tap Sports, Glu and Glu Mobile are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019

Revenue	$133,316	$95,540	$240,590	$191,425

Cost of revenue:
Platform commissions, royalties and other	46,727	32,806	83,701	66,076
Amortization of intangible assets	887	1,056	1,775	2,308
Total cost of revenue	47,614	33,862	85,476	68,384
Gross profit	85,702	61,678	155,114	123,041

Operating expenses:
Research and development	28,420	19,736	57,951	46,282
Sales and marketing	65,203	35,040	107,946	63,145
General and administrative	7,266	4,951	13,933	11,586
Total operating expenses	100,889	59,727	179,830	121,013

Income/(loss) from operations	(15,187)	1,951	(24,716)	2,028

Interest and other income/(expense), net:	434	556	369	1,320

Income/(loss) before income taxes	(14,753)	2,507	(24,347)	3,348
Income tax benefit/(provision)	6,187	-	7,508	(178)
Net income/(loss)	$(8,566)	$2,507	$(16,839)	$3,170

Net income/(loss) per common share - basic	$(0.05)	$0.02	$(0.11)	$0.02
Net income/(loss) per common share - diluted	$(0.05)	$0.02	$(0.11)	$0.02

Weighted average common shares outstanding - basic	156,583	145,451	153,106	144,951
Weighted average common shares outstanding - diluted	156,583	159,682	153,106	159,556

Glu Mobile Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	June 30,	December 31,
	2020	2019

ASSETS
Cash and cash equivalents	$283,057	$127,053
Accounts receivable, net	64,658	29,304
Prepaid royalties	17,633	15,347
Deferred royalties	9,489	5,067
Deferred platform commission fees	43,619	29,239
Prepaid expenses and other assets	18,125	8,629
Total current assets	436,581	214,639

Property and equipment, net	17,779	17,643
Operating lease right of use assets	33,553	35,170
Long-term prepaid royalties	22,100	26,879
Other long-term assets	2,738	2,733
Intangible assets, net	2,983	4,758
Goodwill	116,227	116,227
Total assets	$631,961	$418,049

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$27,331	17,535
Accrued compensation	15,752	11,260
Accrued royalties	15,987	20,802
Short-term operating lease liabilities	4,434	3,528
Deferred revenue	145,498	97,629
Total current liabilities	209,002	150,754
Long-term accrued royalties	20,783	26,842
Long-term operating lease liabilities	36,877	37,351
Other long-term liabilities	325	15
Total liabilities	266,987	214,962

Common stock	17	15
Additional paid-in capital	813,468	634,721
Accumulated other comprehensive loss	(60)	(37)
Accumulated deficit	(448,451)	(431,612)
Total stockholders' equity	364,974	203,087
Total liabilities and stockholders' equity	$631,961	$418,049

Glu Mobile Inc.
GAAP to Adjusted Results Reconciliation
(in thousands)
(unaudited)	Three Months Ended

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2019	2019	2019	2019	2020	2020
GAAP platform commissions	$25,148	$24,799	$28,122	$30,092	$28,727	$35,032
Change in deferred platform commissions	(1,109)	1,860	3,972	(1,345)	(232)	14,613
Platform Commissions, excluding any impact of deferred platform commissions	$24,039	$26,659	$32,094	$28,747	$28,495	$49,645

GAAP royalties (including impairment of royalties and minimum guarantees)	$6,605	$6,245	$6,643	$6,285	$6,381	$9,617
Change in deferred royalties	(596)	1,071	592	(410)	1	4,420
Royalties, excluding any impact of deferred royalties	$6,009	$7,316	$7,235	$5,875	$6,382	$14,037

GAAP other operating expenses (GAAP operating expenses excluding user acquisition and marketing expenses)	$38,314	$29,652	$34,791	$37,904	$43,307	$43,921
Stock-based compensation	(6,807)	(2,035)	(4,080)	(4,461)	(6,382)	(8,106)
Transitional costs	(998)	(5)	(5)	(1)	(4)	-
Litigation Costs	(28)	416	-	-	-	-
Adjusted other operating expenses	$30,481	$28,028	$30,706	$33,442	$36,921	$35,815

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Platform Commissions and Deferred Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred platform commissions and deferred royalties related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred platform commissions and deferred royalties from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity or intangible asset, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition, and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Stock-Based Compensation Expense. Glu applies the fair value provisions of Accounting Standard Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Transitional costs also include divestiture related expenses and termination of certain game related contracts. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Litigation Costs. Glu incurred legal costs related to the complaint filed by the former Chief Executive Officer of Crowdstar in the Superior Court of the State of California for the County of Santa Clara against Glu, Time Warner Inc., Intel Capital Corporation, Middlefield Ventures Inc., Rachel Lam, and Jose Blanc. Glu believes that these legal costs have no direct correlation to the operation of its ongoing core business and affect comparability from period to period and, as a result, that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Contacts

Investor Relations Contact:
Bob Jones / Taylor Krafchik
Ellipsis
IR@glu.com
646-776-0886